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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
GlobeSpan, Inc.



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1999, except as to the first paragraph of Note 14 which is as of June 18, 1999 relating to the financial statements of GlobeSpan, Inc., which appears in the Prospectus constituting part of the GlobeSpan, Inc.'s Registration Statement on Form S-1 (No. 333-75173).


PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 25, 1999


                                        /s/ PricewaterhouseCoopers LLP
                                        --------------------------------------
                                        PRICEWATERHOUSECOOPERS LLP